Hartford Steam Boiler Inspection and Insurance Company
Pro Forma Condensed Consolidated Statement of Financial Position (Unaudited) September 30, 1994
(in millions)

                                                  HSB          EIG             Pro Forma     Pro Forma
                                               Historical   Historical 100%   Adjustments       HSB
                                               ----------   ---------------   -----------    ---------
ASSETS:
  CASH                                         $   6.70     $   1.20                         $   7.90
  SHORT-TERM INVESTMENTS                          66.80        16.30                            83.10
  FIXED MATURITIES                               161.60        39.10                           200.70
  EQUITY SECURITIES                              213.00                                        213.00
                                               ---------    ---------                        ---------
    TOTAL CASH & INVESTED ASSETS                 448.10        56.60                           504.70


  INSURANCE PREMIUMS RECEIVABLE                   62.80        15.20                            78.00
  ENGINEERING SERVICES RECEIVABLE                 72.30                                         72.30
  FIXED ASSETS                                    60.90         1.80                            62.70
  PARTICIPATION IN POOLS & ASSOCIATIONS            8.60                       $ (8.10)(B)        0.50
  PREPAID ACQUISITION COSTS                       30.60         4.10                            34.70
  CAPITAL LEASE                                   17.70                                         17.70
  REINSURANCE RECOVERABLE                         37.40        13.70                            51.10
  OTHER ASSETS                                    74.00         9.70            11.90 (A)       95.60
                                               ---------    ---------         --------       ---------
    TOTAL ASSETS                               $ 812.40     $ 101.10          $  3.80        $ 917.30
                                               =========    =========         ========       =========

LIABILITIES:
  UNEARNED INSURANCE PREMIUMS                  $ 165.60     $  27.80                         $ 193.40
  CLAIMS AND ADJUSTMENT EXPENSES                 187.10        27.70                           214.80
  SHORT-TERM BORROWINGS                           31.10        24.00          $  0.20 (A)       55.30
  LONG-TERM BORROWINGS                             0.60                                          0.60
  CAPITAL LEASE                                   27.80                                         27.80
  DEFERRED INCOME TAXES                           (3.00)       (1.30)           (0.10)(A)       (4.40)
  DIVIDEND PAYABLE                                11.30                                         11.30
  EMPLOYEE STOCK OWNERSHIP PLAN                    2.20                                          2.20
  OTHER LIABILITIES                               85.90         6.60            20.00 (A)      112.50
                                               ---------    ---------         --------       ---------
    TOTAL LIABILITIES                            508.60        84.80            20.10          613.50
                                               ---------    ---------         --------       ---------

  PARTNERSHIP INTEREST/COMMON EQUITY                           16.30           (16.30)(A)(B)     0.00
  PREFERRED STOCK                                                               20.00 (A)
                                                                               (20.00)(A)        0.00
  COMMON STOCK                                    10.00                                         10.00
  ADDITIONAL PAID-IN CAPITAL                      34.00                                         34.00
  UNREALIZED INVESTMENT GAINS, NET OF TAX         20.60                                         20.60
  RETAINED EARNINGS                              285.90                                        285.90
  TREASURY STOCK, @ COST                         (40.20)                                       (40.20)
  BENEFIT PLANS                                   (6.50)                                        (6.50)
                                               ---------    ---------         --------       ---------
    TOTAL SHAREHOLDER'S EQUITY                   303.80        16.30           (16.30)         303.80
                                               ---------    ---------         --------       ---------
    TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY $ 812.40     $ 101.10          $  3.80        $ 917.30
                                               =========    =========         ========       =========

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position.

The Hartford Steam Boiler Inspection and Insurance Company
 Notes to Unaudited Pro Forma Condensed Consolidated
   Statement of Financial Position

(A) Pro forma adjustments reflecting the issuance of EIG Co. preferred stock and the resulting minority interest position reflected on HSB's consolidated statement of financial position. Pro forma adjustments resulting from the allocation of purchase price based on relative fair values of underlying net assets acquired are as follows:
     - Excess purchase price over fair value of net assets acquired.
     - Premium allocated to short term debt based on current interest rates.
     - Adjustment to deferred tax asset based upon other purchase adjustments.

(B) Adjustments to eliminate HSB's 100% interest in EIG partnership, including the 50% interest previously reported on the equity basis of accounting.


Hartford Steam Boiler Inspection and Insurance Company
Pro Forma Condensed Consolidated Income Statement (Unaudited)
For the Nine Months Ended September 30, 1994
(in millions except per share amounts)

                                                  HSB          EIG             Pro Forma        Pro Forma
                                               Historical   Historical        Adjustments    HSB Consolidated
                                               ----------   ----------        -----------    ----------------
REVENUES:
  INSURANCE PREMIUMS                           $ 255.40     $  22.90                            $ 278.30
  NET ENGINEERING SERVICES                       172.00                                           172.00
  NET INVESTMENT INCOME                           19.10         3.70                               22.80
  REALIZED INVESTMENT GAINS                        8.20        (0.10)                               8.10
                                               ---------    ---------                           ---------
  TOTAL REVENUES                                 454.70        26.50                              481.20

EXPENSES:
  CLAIMS AND ADJUSTMENT                          111.00         9.40                              120.40
  POLICY ACQUISITION                              48.00         4.90                               52.90
  UNDERWRITING & INSPECTION                       80.10         4.80                               84.90
  NET ENGINEERING SERVICES                       158.80         2.80                              161.60
  OTHER                                            1.20         2.40          $ (0.2) (a)           5.20
                                                                                 0.8  (b)
                                                                                 1.0  (c)
  PROPOSITION 103                                  2.90                                             2.90
                                               ---------    ---------         --------          ---------
    TOTAL EXPENSES                               402.00        24.30             1.6              427.90

EQUITY IN OPERATIONS OF INS. ASSOC.                1.10                         (1.1) (d)           0.00

INCOME BEFORE TAXES AND CUMULATIVE             ---------    ---------         --------          ---------
  EFFECT OF CHANGE IN ACCTG. PRIN.                53.80         2.20            (2.7)              53.30
                                               ---------    ---------         --------          ---------
INCOME TAXES:
  CURRENT                                         12.70         1.10            (1.0) (e)          12.20
                                                                                (0.6) (f)
  DEFERRED                                         2.60         0.80                                3.40
                                               ---------    ---------         --------          ---------
  TOTAL INCOME TAXES                              15.30         1.90            (1.6)              15.60

INCOME BEFORE CUMULATIVE EFFECT                ---------    ---------         --------          ---------
  OF CHANGE IN ACCTG. PRIN.                    $  38.50     $   0.30          $ (1.1)           $  37.70
                                               =========    =========         ========          =========
PER SHARE:
INCOME BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCTG. PRIN.                    $   1.88                                         $   1.84
                                               =========                                        =========


AVERAGE SHARES OUTSTANDING                        20.50                                            20.50






See accompanying notes to Unaudited Pro Forma Condensed Consolidated Income Statement.

Hartford Steam Boiler Inspection and Insurance Company
Pro Forma Condensed Consolidated Income Statement (Unaudited)
For the Year Ended December 31, 1993
(in millions except per share amounts)

                                                  HSB          EIG             Pro Forma        Pro Forma
                                               Historical   Historical        Adjustments    HSB Consolidated
                                               ----------   ----------        -----------    ----------------
REVENUES:
  INSURANCE PREMIUMS                           $ 349.20     $  23.90                            $ 373.10
  NET ENGINEERING SERVICES                       231.50                                           231.50
  NET INVESTMENT INCOME                           29.30         8.40                               37.70
  REALIZED INVESTMENT GAINS                       26.10                                            26.10
                                               ---------    --------                            ---------
    TOTAL REVENUES                               636.10        32.30                              668.40

EXPENSES:
  CLAIMS AND ADJUSTMENT                          199.10        14.40                              213.50
  POLICY ACQUISITION                              64.20         5.00                               69.20
  UNDERWRITING & INSPECTION                      112.30         5.40                              117.70
  NET ENGINEERING SERVICES                       219.70         3.30                              223.00
  OTHER                                            1.80         8.40          $ (0.4) (a)          12.10
                                                                                 1.0  (b)
                                                                                 1.3  (c)
  RESTRUCTURING                                   20.00                                            20.00
                                               ---------    ---------         --------          ---------
    TOTAL EXPENSES                               617.10        36.50             1.9              655.50

EQUITY IN OPERATIONS OF INS. ASSOC.               (2.10)                         2.1  (d)           0.00

INCOME BEFORE TAXES AND CUMULATIVE             ---------    ---------         --------          ---------
  EFFECT OF CHANGE IN ACCTG. PRIN.                16.90        (4.20)            0.2               12.90
                                               ---------    ---------         --------          ---------

INCOME TAXES:
  CURRENT                                          6.90         1.40            (0.9) (e)           5.90
                                                                                (1.5) (f)
  DEFERRED                                        (3.10)        0.30                               (2.80)
                                               ---------    ---------         --------          ---------
    TOTAL INCOME TAXES                             3.80         1.70            (2.4)               3.10

INCOME BEFORE CUMULATIVE EFFECT                ---------    ---------         --------          ---------
  OF CHANGE IN ACCTG. PRIN.                    $  13.10     $  (5.90)         $  2.6            $   9.80
                                               =========    =========         ========          =========

PER SHARE:
INCOME BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCTG. PRIN.                   $    0.63                                         $   0.47
                                              ==========                                        =========


AVERAGE SHARES OUTSTANDING                        20.7                                             20.7






See accompanying notes to Unaudited Pro Forma Condensed Consolidated Income Statement.

The Hartford Steam Boiler Inspection and Insurance Company Notes to Unaudited Pro Forma Condensed Consolidated Income Statements

(a) Adjustment to reflect elimination of amortization of goodwill and other intangibles on EIG's financials resulting from the original investment.

(b) Adjustment to reflect amortization of goodwill arising from the current transaction over a 15 year period.

(c) Adjustment to reflect preferred stock dividend paid to minority interest resulting from the transaction.

(d) Adjustment to eliminate HSB's original 50% interest in the historical earnings of EIG, reported on the equity basis of accounting.

(e) Adjustment to eliminate HSB's existing 50% share of taxes arising from EIG's consolidated incorporated subsidiary, Engineering Insurance Company, Limited.

(f) Adjustment to reflect HSB's tax provision on the EIG partnership activity for the 50% portion not previously owned.
